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                             BY-LAWS

                               OF

                  ALLIANCE GOVERNMENT RESERVES

                            ARTICLE I

                           DEFINITIONS



         The terms "Commission", "Custodian", "Declaration",

"Distributor", "Investment Adviser", "1940 Act", "Shareholder",

"Shares", "Transfer Agent", "Trust", "Trust Property",

"Trustees", and "Majority Shareholder Vote", have the respective meanings given them in the Declaration of Trust of Alliance

Government Reserves dated October 16, 1984, as amended from time to time.

                           ARTICLE II

                             OFFICES

         Section 1, Principal Office.  Until changed by the

Trustees, the principal office of the Trust in the Commonwealth of Massachusetts shall be in the City of Boston, County of

Suffolk.

         Section 2, Other Offices.  The Trust may have offices in

such other places without as well as within the Commonwealth as the Trustees may from time to time determine.




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                           ARTICLE III

                          SHAREHOLDERS

         Section 2, Meetings.  Meetings of the Shareholders shall

be held to the extent provided in the Declaration at such place within or without the Commonwealth of Massachusetts as the

Trustees shall designate.  The holders of one-fourth of the total number of outstanding Shares of the Trust or series of the Trust present in person or by proxy and entitled to vote shall

constitute a quorum with respect to Shares of the Trust or such series at any meeting of the Shareholders.

         Section 2, Notice of Meetings.  Notice of all meetings

of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each

Shareholder at his address as recorded on the register of the

Trust mailed at least ten (10) days and not more than ninety (90)

days before the meeting.  Only the business stated in the notice of the meeting shall be considered at such meeting.  Any

adjourned meeting may be     held as adjourned without further

notice.  No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

         Section 3, Record Date for Meetings and Other Purposes.

For the purpose of determining the Shareholders who are entitled




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to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any action, the Trustees may from time to time close the transfer books for such periods, not exceeding thirty (30) days, as the trustees may determine; or

without closing the transfer books the trustees may fix a date not more than ninety (90) days prior to the date of any meeting of shareholders or distribution or other action as a record date for the determination of the persons to be treated as

Shareholders of record for such purposes, except for dividend payments which shall be governed by the Declaration.

         Section 4, Proxies.  At any meeting of Shareholders, any

holder of Shares entitled to vote thereat may vote by proxy,

provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct,

for verification prior to the time at which such vote shall be taken.  Proxies may be solicited in the name of one or more

Trustees or one or more of the officers of the Trust.  Only

Shareholders of record shall be entitled to vote.  Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote, and each fractional Share shall be entitled to a proportionate fractional vote.  Then any

Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such

Share, but if more than one of them shall be present at such




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meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.  A proxy

purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise,

and the burden of proving invalidity shall rest on the

challenger.  If the holder of any such Share is a miner or a

person of unsound     mind, and subject to guardianship or the

legal control of any other person as regards the charge or

management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

         Section 5, Inspection of Records.  The records of the

Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

         Section 6, Action without Meeting.  Any action which may

be taken by Shareholders may be taken without a meeting if a majority of Shareholders of the Trust or the applicable series of the Trust entitled to vote on the matter (or such larger

proportion thereof as shall be required by law, the Declaration

or these By-Laws for     approval of such matter) consent to the

action in writing and the written consents are filed with the records of the meetings of Shareholders.  Such consents shall be






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treated for all purposes as a vote taken at a meeting of

Shareholders.

                           ARTICLE IV

                            TRUSTEES

         Section 1, Meetings of the Trustees.  The Trustees may

in their discretion provide for regular or stated meetings of the

Trustees.  Notice of regular or stated meetings need not be

given.  Meetings of the Trustees other than regular or stated

meetings shall be held whenever called by the President, or by any one of the Trustees, at the time being in office.  Notice of

the time and place     of each meeting other than regular or

stated meetings shall be given by the Secretary or an Assistant

Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wirelessed to each

Trustee at his business address, or personally delivered to him

at least one day before the meeting.  Such notice     may,

however be waived by any Trustee.  Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of

notice to him.  A notice or waiver of notice need not specify the purpose of any meeting.  The Trustees may meet by means of a

telephone     conference circuit or similar communications




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equipment by means of which all persons participating in the meeting are connected, which meeting shall be deemed to have been held at a place designated by the Trustees at the meeting.

Participation in a telephone conference meeting shall constitute presence in person at such meeting.  Any action required or

permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the trustees consent to

the action in writing and the     written consents are filed with

the records of the Trustees'     meetings.  Such consents shall

be treated for all purposes as a vote taken at a meeting of the

Trustees.

         Section 2, Quorum and Manner of Acting.  A majority of

the Trustees shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees.  In the absence of the quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be

present.  Notice     of an adjourned meeting need not be given.












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                            ARTICLE V

                           COMMITTEES

         Section 1, Executive and Other Committees.  The Trustees

by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) Trustees to hold office at the pleasure of the

Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in

session, including the purchase     and sale of securities and

the designation of securities to be delivered upon redemption of

Shares of the Trust, and such other powers of the Trustees as the trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating.  The Trustees may also elect from their own number or otherwise other Committees from time to time,

the number composing such Committees, the powers conferred upon

the same (subject to the same limitations as with     respect to

the Executive Committee) and the term of membership on such

Committees to be determined by the Trustees.  The Trustees may designate a chairman of any such Committee.  In the absence of such designation the Committee may elect its own Chairman.

         Section 2, Meetings, Quorum and Manner of Acting.  The

Trustees may (1) provide for stated meetings of any Committee

(2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a




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Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of

decisions to exercise     specified powers by written assent of

the requisite number of members of a Committee without a meeting,

and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

         The Executive Committee shall keep regular minutes of

its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

                           ARTICLE VI

                            OFFICERS

         Section 1, General Provisions.  The officers of the must

shall be a Chairman of the Board of Trustees, a President, a

Treasurer and a Secretary, who shall be elected by the trustees.

The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more

Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers.

The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

         Section 2, Term of Office and Qualifications.  Except as

otherwise provided by law, the Declaration or these By-Laws, the

President, the Treasurer and the Secretary shall each hold office




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until his successor shall have been duly elected and qualified,

and all other officers shall hold office at the pleasure of the

Trustees.  Any number of offices may be held by the same person.

Any officer may be but none need be a Trustee or Shareholder.

         Section 3, Removal.  The Trustees at any regular or

special meeting of the Trustees may remove any officer without cause by a vote of a majority of the Trustees then in office.

Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or

committee.

         Section 4, Powers and Duties of the Chairman of the

Board of Trustees.  The Chairman of the Board of Trustees shall preside at all meetings of the shareholders and of the Board of

Trustees.  He shall execute on behalf of the Trust, and may affix the seal or cause the seal to be affixed to, all instruments requiring such execution except to the extent that signing and execution thereof shall be expressly delegated by the Board of

Trustees to some other officer or agent of the Trust.

         Section 5, Powers and Duties of the President.  The

President shall be the principal executive officer of the Trust.

He may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall, in the absence of the

Chairman of the Board of Trustees, preside at all meetings of the

Shareholders.  Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their




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respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the

affairs of the Trust.  He shall have the power to employ

attorneys and counsel for the Trust and to employ such

subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust.  He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust.  The

President shall have such other powers and duties as from time to time may he conferred upon or assigned to him by the trustees.

         Section 6, Powers and Duties of Vice President.  In the

absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President

designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the

control of the Trustees.  Each Vice President shall perform such other duties as may be assigned to him from time to time by the

Trustees and the President.

         Section 7, Powers and Duties of the Treasurer.  The

Treasurer shall be the principal financial and accounting officer of the Trust.  He shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Article X of these By-Laws.  He shall render a

statement of condition of the finances of the Trust to the




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Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of

Treasurer and such other duties as from time to time may be

assigned to him by the Trustees.  The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the

Trustees shall require.

         Section 8, Powers and Duties of the Secretary.  The

Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that

purpose, he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent.  He shall

attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law, and subject to these By-Laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the

Trustees.

         Section 9, Powers and Duties of Assistant Treasurers.

In the absence or disability of the Treasurer, any Assistant

Treasurer designated by the Trustees shall perform all the

duties, and may exercise any of the powers, of the Treasurer.

Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees.  Each




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Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         Section 10, Powers and Duties of Assistant Secretaries.

In the absence or disability of the Secretary, any Assistant

Secretary designated by the Trustees shall perform all the

duties, and may exercise any of the powers, of the Secretary.

Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

         Section 11, Compensation of Officers and Trustees and

Members of the Advisory Board.  Subject to any applicable

provisions of the Declaration, the compensation of the officers and Trustees any members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees.  No officer shall be prevented from receiving such compensation as such officers by reason of the fact that he is also a Trustee.

                           ARTICLE VII

                           FISCAL YEAR

         The fiscal year of the Trust shall begin on the first

day of July in each year and shall end on the thirtieth day of

June in each year, provided, however, that the trustees may from time to time change the fiscal year.






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                          ARTICLE VIII

                              SEAL

         The Trustees may adopt a seal which shall be in such

form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                           ARTICLE IX

                        WAIVERS OF NOTICE

         Whenever any notice whatever is required to be given by

law, the Declaration or these By-Laws, a waiver thereof in

writing, signed by the person or persons entitled to said notice,

whether before or after the time stated therein, shall be deemed equivalent thereto.  A notice shall be deemed to have been

telegraphed, cabled or wirelessed for the purposes of these

By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled, or wirelessed.

                            ARTICLE X

                      CUSTODY OF SECURITIES

         Section 1, Employment of a Custodian.  The Trust shall

place and at all times maintain in the custody of a Custodian

(including any sub-custodian for the Custodian) all funds,

securities and similar investments included in the Trust

Property.  The Custodian (and any sub-custodian) shall be a bank having not less than $2,000,000 aggregate capital, surplus and






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undivided profits and shall be appointed from time to time by the

Trustees, who shall fix its remuneration.

         Section 2, Central Certificate System.  Subject to

applicable rules, regulations and orders adopted by the

Commission, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association

registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the

Commission, or otherwise in accordance with the 1940 Act,

pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                           ARTICLE XI

                         INDEMNIFICATION

         A representative of the Trust shall be indemnified by

the Trust with respect to each proceeding against such

representative, except a proceeding brought by or on behalf of the Trust, against expenses (including attorneys' fees),

judgments, fines and amounts paid in settlement actually and reasonably incurred by such representative in connection with




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such proceeding, provided that such representative acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any proceeding by

judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, or itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Trust and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

         A representative of the Trust shall be indemnified by

the Trust, with respect to each proceeding brought by or on

behalf of the Trust to obtain judgment or decree in its favor,

against expenses (including attorneys' fees) actually and

reasonably incurred by him in connection with the defense or settlement of such proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust; except that no indemnification shall be made in respect of any claim, issue, or matter as to which such representative has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Trust, unless and only to the extent that the court in which the proceeding was brought, or a court of equity in the county in which the Trust




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has its principal office, determines upon application that,

despite adjudication of liability but in view of all

circumstances of the case, such representative is fairly and reasonably entitled to indemnity for the expenses which the court considers proper.

         To the extent that the representative of the Trust has

been successful on the merits or otherwise in defense of any proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein, the Trust shall indemnify him against all expenses (including attorneys' fees)

actually and reasonably incurred by him in connection therewith.

         Except as provided in the following paragraph any

indemnification under the first two paragraphs of this Article XI

(unless ordered by the court) shall be made by the Trust only as authorized in the specific case upon a determination that

indemnification of the representative of the Trust is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article XI.  The determination shall be made (1) by the Trustees by a majority vote of a quorum

consisting of disinterested Trustees who were not parties to the proceeding, or (2) if a quorum is not obtainable or if a quorum of disinterested Trustees so directs, by independent legal

counsel in a written opinion, or (3) by a Majority Shareholder

Vote.






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         Expenses (including attorneys' fees) incurred in

defending a proceeding may be paid by the Trust in advance of the final disposition thereof if (1) authorized by the Trustees in the specific case, and (2) the Trust receives a secured

undertaking by or on behalf of the representative of the Trust to repay the advance if it is not ultimately determined that he is entitled to be indemnified by the Trust as authorized in this

Article XI.

         The indemnification provided by this Article XI shall

not be deemed exclusive of any other rights to which a

representative of the Trust or other person may be entitled under any agreement, vote of Shareholders or disinterested trustees or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a Trustee, officer,

employee or agent and inure to the benefit of his heirs and

personal representatives.

         The Trust may purchase and maintain insurance on behalf

of any person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a trustee, director, officer, employee, or agent of another

trust, corporation, partnership, joint venture or other

enterprise, against any liability asserted against him and

incurred by him in any such capacity or arising out of his status as such, regardless of whether the Trust would have the power to




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indemnify him against the liability under the provisions of this

Article XI.

         Nothing contained in this Article XI shall be construed

to indemnify any representative of the Trust against any

liability to the Trust or to its Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith,

gross negligence or reckless disregard of the duties involved in the conduct of his office.

         As used in this Article XI "representative of the Trust"

means an individual (1) who is a present or former Trustee,

officer, agent or employee of the Trust or who serves or has served another trust, corporation, partnership, joint venture or other enterprise in one of such capacities at the request of the

Trust, and (2) who by reason of his position is, has been or is threatened to be made a party to a proceeding; and "proceeding"

includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or

investigative.

         These By-Laws, or any of them, may be altered, amended

or repealed, or new By-Laws may be adopted by (a) a Majority

Shareholder Vote or (b) by the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the

Declaration or these By-Laws, a vote of the Shareholder.






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